                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email: investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                 CONTACTS: MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                    NUCO2 INC. REPORTS GAINS IN FIRST QUARTER
                     REVENUES, ACTIVATIONS AND PROFITABILITY

STUART, FLORIDA, November 2, 2005 - NuCO2 Inc. (NASDAQ:NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported improved operating results for the first fiscal quarter ended September 30, 2005.

     o    Total revenues for the quarter rose to $27.9 million, a 27.4% increase over the comparable year-ago quarter, and advanced 6.5% sequentially from the preceding quarter.
     o    Net activations increased to 3,907, up from 3,443 sequentially in the preceding quarter.
     o    New contract bookings totaled 3,235, a 10.3% increase sequentially from the preceding quarter.
     o    Gross profit increased to $15.2 million, compared to $11.9 million a year earlier. Gross profit margin totaled 54.6%, essentially unchanged from the immediately preceding quarter, despite higher fuel costs and expenses connected with hurricanes Katrina and Rita.
     o    EBITDA (earnings before interest, taxes, depreciation and
          amortization), which the Company regards as useful information as to its liquidity, totaled $9.3 million for the quarter, after $0.5 million in hurricane expenses and $0.3 million in newly mandated recognition of non-cash stock option expense. Without the impact of these expenses, EBITDA for the fiscal 2006 first quarter would have been $10.1 million as compared to fiscal 2005 fourth quarter EBITDA of
          $9.6 million.
     o    GAAP earnings per share for the quarter advanced to 19 cents per fully diluted share, compared to 14 cents per share in the corresponding year-ago period.
     o    Cash earnings per share (GAAP earnings per share plus non-cash income taxes and stock option expense), which the Company regards as a principal measure of its financial performance, for the quarter were 31 cents per fully diluted share, compared to 14 cents per share in the corresponding year-ago period.

     "The year is off to a solid start, and results are tracking well with what we expect will be another year of significant growth," said Michael E.
DeDomenico, Chairman and CEO. "Despite higher fuel costs, energy surcharges from suppliers and expenses associated with this year's hurricane season, we have been able to achieve our targeted results while continuing to provide superior service to our customers. The Company's organic growth is already benefiting from a sales organization that has importantly moved to upgrade performance with new recruitment, training and salaried compensation programs under our new Chief
Customer Officer, Jack Wilson. We're adding customers organically and via our targeted acquisition program, while improving efficiency and increasing density.
Our game plan for fiscal 2006 and beyond is for NuCO2 to expand our leadership position, retain a firm financial base and produce increasing profitability."

     During the quarter, the Company completed the purchase of the beverage carbonation business of Bay Area Equipment Co., Inc. of Pacheco, California,
which added approximately 2,500 bulk and high pressure CO2 accounts in addition to gross organic activations of approximately 2,600. Total net new customers after attrition equaled 3,900.

     As of September 30, 2005, total debt outstanding amounted to $35.1 million, reflecting borrowings of $4.5 million for the Bay Area Equipment acquisition and the pay down of debt during the quarter of $1.4 million from operating cash flow.

     The Company reported that Hurricane Wilma, which affected power and telephone services throughout southern Florida, temporarily disrupted service and distribution activities to customers in Florida. However, the Company's nationwide activities were not affected since NuCO2, prior to the storm hitting, moved its customer call center and logistics management to back-up facilities in
Atlanta, GA.

     Mr. DeDomenico added, "We are very pleased with our solid financial performance in the first quarter and remain on target to achieve our revenue growth and EBITDA goals in fiscal 2006."

ABOUT NUCO2

     NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the Continental
U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at www.nuco2.com.

CONFERENCE CALL

     A conference call to report operating results for the first quarter of fiscal 2006 will be held tomorrow at 11:00 a.m. Eastern Time. It can be accessed over the Internet via NuCO2's website at www.nuco2.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2's website shortly after the call.

     STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                               NUCO2 INC.
                                        CONDENSED BALANCE SHEETS
                                             (IN THOUSANDS)

                                     ASSETS                         September 30, 2005     June 30, 2005
                                                                    ------------------     -------------
Current assets:
        Cash and cash equivalents                                        $    113             $    968
        Trade accounts receivable, net of allowance for doubtful
        accounts of $1,760 and $1,850, respectively                        10,760                8,568
        Inventories                                                           255                  259
        Prepaid insurance expense and deposits                              1,552                1,281
        Prepaid expenses and other current assets                           1,574                  854
        Deferred tax assets - current portion                               7,561                7,596
                                                                         --------             --------
             Total current assets                                          21,815               19,526
                                                                         --------             --------

Property and equipment, net                                               108,279              104,787
                                                                         --------             --------

        Goodwill & other intangible assets, net                            37,120               33,521
        Deferred tax assets                                                37,646               39,321
        Other                                                                 178                  175
                                                                         --------             --------
             Total other assets                                            74,944               73,017
                                                                         --------             --------

                 Total assets                                            $205,038             $197,330
                                                                         ========             ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                                 $  6,052             $  5,178
        Accrued expenses & other current liabilities                        3,442                3,146
                                                                         --------             --------
             Total current liabilities                                      9,494                8,324

Long-term debt                                                             35,100               32,000
Other long-term liability                                                     287                 --
Deferred tax liabilities                                                   24,198               24,198
Customer deposits                                                           3,695                3,624
                                                                         --------             --------
             Total liabilities                                             72,774               68,146

Total shareholders' equity                                                132,264              129,184
                                                                         --------             --------
Total liabilities & shareholders' equity                                 $205,038             $197,330
                                                                         ========             ========

                                   NUCO2 INC.
                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              Three Months Ended
                                                                September 30,
                                                              ------------------
                                                               2005       2004
                                                               ----       ----
Revenues:
        Product sales                                         $18,038   $13,471
        Equipment rentals                                       9,827     8,410
                                                              -------   -------
Total Revenues                                                 27,865    21,881
                                                              -------   -------

Costs and expenses:
        Cost of products sold, excluding deprec & amort        11,987     9,414
        Cost of equipment rentals, excluding deprec & amort       676       546
        Selling, general and administrative expenses            5,083     4,072
        Depreciation and amortization                           4,304     3,740
        Loss on asset disposal and impairment reserve             807       161
                                                              -------   -------
                                                               22,857    17,933
                                                              -------   -------

Operating income                                                5,008     3,948

Gain on financial instrument                                      177      --
Interest expense                                                  365     2,040
                                                              -------   -------

Income before provision for income taxes                        4,820     1,908
        Provision for income tax                                1,865        54
                                                              -------   -------
Net income                                                    $ 2,955   $ 1,854
                                                              =======   =======

Weighted average number of common and common
     equivalent shares outstanding
        Basic                                                  15,309    11,200
                                                              =======   =======
        Diluted                                                15,861    12,725
                                                              =======   =======

Net income per basic common share                             $  0.19   $  0.15
                                                              =======   =======
Net income per diluted common share                           $  0.19   $  0.14
                                                              =======   =======

                  RECONCILIATION OF GAAP NET INCOME TO EBITDA
                  -------------------------------------------

                                                     Three Months Ended
                                             -----------------------------------
                                                 September 30,          June 30
                                             ----------------------    ---------
                                               2005         2004         2005
                                             ---------    ---------    ---------

Net income                                   $  2,955     $  1,854     $ 18,590
Interest expense                                  365        2,040          546
Depreciation & amortization                     4,304        3,740        4,271
Gain on financial instrument                     (177)        --           --
Provision for income taxes                      1,865           54      (19,664)
Loss on early extinguishment of debt             --           --          5,817
                                             --------     --------     --------
  EBITDA                                     $  9,312     $  7,688     $  9,560
                                             ========     ========     ========

Cash flows provided by (used in):
  Operating activities                       $  7,627     $  3,277     $ 10,857
  Investing activities                       $(11,634)    $ (4,441)    $ (8,402)
  Financing activities                       $  3,152     $  3,851     $(39,892)

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal financial measures by which the Company measures its financial performance. EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the Company believes that EBITDA provides useful information regarding the Company's ability to service its debt and other obligations. However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's operating performance. EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the
Company's calculation of EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected. The Company's lenders also use EBITDA to assess the Company's compliance with debt covenants.
These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments.

          RECONCILIATION OF GAAP NET INCOME TO CASH EARNINGS PER SHARE
          ------------------------------------------------------------

                                                           Three Months Ended
                                                       -------------------------
                                                             September 30,
                                                       -------------------------
                                                         2005            2004
                                                       ---------       ---------

Net income                                             $ 2,955          $ 1,854
Provision for income taxes                               1,865               54
AMT/other cash taxes                                      (154)             (54)
Stock option expense                                       298             --
                                                       -------          -------

                                                       $ 4,964          $ 1,854
                                                       =======          =======

Cash income per diluted share                          $  0.31          $  0.14
                                                       =======          =======

Cash Earnings per Share is one of the principal financial measures by which the
Company measures its financial performance. Cash Earnings per Share, presented in conjunction with EBITDA, provides useful information regarding the Company's ability to service its debt and other obligations and is an accepted financial indicator used by investors, lenders and analysts to analyze and compare companies on the basis of operating performance. However, Cash Earnings per
Share does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's performance. A significant component of Cash Earnings per Share is to add back our provision for income taxes, which represents a non-cash expense to the
Company due to the benefit of net operating loss carryforwards of $114 million incurred by the Company through the fiscal year ended June 30, 2005 and subtract taxes payable under the provisions of the Alternative Minimum Tax ("AMT") and certain state/local taxes. However, while the Company anticipates continuing to recognize a full tax provision in future periods, the Company expects to pay only the AMT and certain state/local taxes until such time that its net operating loss carryforwards are fully utilized.